LIMITED GUARANTY

This Limited Guaranty, dated as of August 15, 2013 (this “Limited Guaranty”), is entered into by and among Gary Gelman, a natural person (“Limited Guarantor”), in favor of Hooper Holmes, Inc., a New York corporation (“HH”). Reference is hereby made to that certain Asset Purchase Agreement, dated as of the date hereof (the “APA”), by and among HH and Piston Acquisition, Inc., a New York corporation (“PAI”). Capitalized terms used but not defined herein have the meanings ascribed to them in the APA.
RECITALS:
WHEREAS, HH and PAI are entering into the APA, providing for, among other things, the purchase and sale of the Transferred Assets upon the terms and subject to the conditions set forth therein; and
WHEREAS, as a material inducement to HH agreeing to enter into the APA, Limited Guarantor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Limited Guarantor and HH hereby agree as follows:
1. Limited Guaranty. Limited Guarantor hereby absolutely guarantees to HH, on the terms and conditions set forth herein, the due and punctual payment of the Closing Payment and the Holdback Amount, in each case, if and when due in accordance with the terms of the APA (the “Guaranteed Obligation”). All payments hereunder shall be made in lawful money of the United States, in immediately available funds. HH and PAI agree that in no event shall the Limited Guarantor have any obligation or liability to any Person relating to, arising out of or in connection with the APA or the transactions contemplated thereby other than as expressly set forth in this Section 1.

2. Nature of Guaranty. This Limited Guaranty is a guarantee of payment and not of collection, and a separate action or actions may be brought and prosecuted against Limited Guarantor to enforce this Limited Guaranty, regardless of whether an action is brought against PAI. In the event that any payment to HH in respect of the Guaranteed Obligation is rescinded or must otherwise be returned as a result of any final, non-appealable Order of a Governmental Authority, Limited Guarantor shall no longer remain liable hereunder with respect to the Guaranteed Obligation.

3. Certain Waivers. To the fullest extent permitted by applicable Laws, Limited Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Laws that would otherwise require any election of remedies by HH. Without limiting the foregoing, Limited Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligation, presentment, demand for payment, notice of nonperformance, default, dishonor and protest, and all other notices of any kind (other than notices required to be provided to PAI pursuant to the APA), any right to require HH to proceed against PAI, and all guarantor or suretyship defenses generally (other than (i) as a result of payment of the Guaranteed Obligation, (ii) fraud, willful misconduct or bad faith by HH or any of its Affiliates, (iii) breach by HH of this Limited Guaranty, or (iv) defenses to the payment of the Guaranteed Obligation that are available to PAI under the APA; the foregoing (i) through (iv), the “Retained Defenses”). Limited Guarantor hereby further agrees that it shall not, directly or indirectly, institute any proceeding or make any claim asserting that, or assert as a defense that, this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms.

4. No Waiver; Cumulative Rights. No failure on the part of HH to exercise, and no delay in exercising, any right, remedy or power under this Limited Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by HH of any right, remedy or power under this Limited Guaranty preclude any other or future exercise of any right, remedy or power under this Limited Guaranty. Each and every right, remedy and power hereby granted to HH or allowed it by applicable Laws, except as specifically provided otherwise in this Limited Guaranty, shall be cumulative and not exclusive of any other, and may be exercised by HH at any time or from time to time.

5. Representations and Warranties. Limited Guarantor hereby represents and warrants that this Limited Guaranty constitutes a legal, valid and binding obligation of Limited Guarantor, enforceable against Limited Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

6. Continuing Guaranty; Termination.
(a) Except to the extent that the obligations and liabilities of Limited Guarantor are terminated pursuant to this Section 6, this Limited Guaranty may not be revoked or terminated and shall remain in full force and effect in accordance with its terms and be binding on Limited Guarantor until the payment and satisfaction in full of the Guaranteed Obligation, and shall inure to the benefit of, and be enforceable by, HH and its successors and permitted assigns.
(b) This Limited Guaranty shall terminate and Limited Guarantor shall have no further obligations under this Limited Guaranty as of the earliest to occur of: (i) the valid termination of the APA in accordance with the provisions thereof, (ii) the time at which Limited Guarantor has paid in full the Guaranteed Obligation and (iii) any of the events described in the second sentence of Section 2 hereof.
(c) Upon the request of Limited Guarantor after any termination of this Limited Guaranty pursuant to the provisions of this Section 6, HH shall provide the Limited Guarantor with written confirmation of such termination. Notwithstanding anything set forth in this Section 6 hereof, Section 7 hereof shall survive indefinitely (subject to applicable statute of limitations) following the termination of this Limited Guaranty.

7. Sole Remedy; No Contest; No Recourse. In the event that HH or any of its Affiliates or their respective successors and assigns asserts in any litigation or other proceeding relating to this Limited Guaranty, the APA or the transactions contemplated thereby that any provisions of this Limited Guaranty or the APA are illegal, invalid or unenforceable, in whole or in part, or asserts any theory of liability in such litigation or proceeding that the Limited Guarantor is liable in excess of or to a greater extent than the Guaranteed Obligation, then (a) the obligations and liabilities of Limited Guarantor under this Limited Guaranty shall automatically, and without further action, terminate ab initio and shall thereupon be null and void, (b) if Limited Guarantor has previously made any payments under this Limited Guaranty, HH shall promptly repay all such payments, and (c) none of Limited Guarantor or PAI or any of PAI’s directors, officers, employees, agents or representatives shall have any liability to HH or any of its Affiliates under this Limited Guaranty.
8. Entire Agreement. This Limited Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, between Limited Guarantor or any of its Affiliates, on the one hand, and HH on the other hand with respect to the subject matter hereof.
9. Amendments and Waivers. No amendment or waiver of any provision of this Limited Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by all of the parties hereto, or in the case of waiver, by the party against whom the waiver is sought to be enforced. No waiver by a party of any breach or violation of, or default under, this Limited Guaranty shall be deemed to extend to any prior or subsequent breach, violation or default hereunder or to affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No delay or omission by any party in exercising any right, power or remedy under this Limited Guaranty shall operate as a waiver thereof.
10. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Limited Guaranty shall become effective when duly executed by each party hereto.
11. Notices. All notices under this Limited Guaranty shall be (a) in writing, (b) delivered by personal delivery, facsimile transmission (to be followed promptly by written confirmation mailed by certified mail as provided below) or sent by overnight courier service, (c) deemed to have been given on the earliest of: the date of personal delivery, the date of transmission and receipt of facsimile transmissions, or the next business day if delivered by overnight courier, and (d) addressed as follows:
If to Limited Guarantor:
Attention: Mr. Gary Gelman
One Jericho Plaza
Jericho, New York 11753
Facsimile: (516) 822-6241

with copies to (which shall not constitute notice):

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Attention: Maria Seferian
Tel: (213) 683-9198
Facsimile: (213) 683-4098

If to HH:
Hooper Holmes, Inc.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920
Attention: Henry E. Dubois, President
Facsimile: (908) 953-6304

with copies to (which shall not constitute notice):

Sills Cummis & Gross P.C.
30 Rockefeller Plaza
New York, New York 10112
Attention: David E. Weiss
Tel: (212) 500-1579
Facsimile: (212) 643-6500

or to any such other Persons or addresses as the Parties may from time to time designate in a writing delivered in accordance with this Section 11.
12. Severability. The provisions of this Limited Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Limited Guaranty, or the application thereof to any Person or any circumstance, is held by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Limited Guaranty and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, that this Limited Guaranty may in no event be enforced without giving effect to Section 1 (Limited Guaranty), Section 3 (Certain Waivers), Section 6 (Continuing Guaranty; Termination), and Section 7 (Sole Remedy; No Contest; No Recourse) hereof. Upon a determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Laws in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. No Assignment; Parties in Interest. No party hereto may assign or delegate its rights, interests or obligations hereunder to any other Person without the prior written consent of the other party hereto. Nothing in this Limited Guaranty, express or implied, is intended to or shall confer upon any Person other than HH any rights, benefits or remedies of any nature whatsoever under or by reason of this Limited Guaranty.

14. Governing Law and Venue; Waiver of Jury Trial. This Limited Guaranty shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. All actions and proceedings arising out of or relating to this Limited Guaranty shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. Each of the Limited Guarantor and HH Limited Guarantor and HH hereby submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Limited Guaranty brought by any party hereto. Each of Limited Guarantor and HH irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any action, suit or proceeding directly or indirectly arising out of or relating to this Limited Guaranty.
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IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guaranty as of the date first above written.

/s/ Gary Gelman
GARY GELMAN

ACKNOWLEDGED AND AGREED:

HOOPER HOLMES, INC.

By:
Name:
Title:

Signature Page - Limited Guaranty

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guaranty as of the date first above written.

GARY GELMAN

ACKNOWLEDGED AND AGREED:

HOOPER HOLMES, INC.

By:    /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: President and CEO

Signature Page - Limited Guaranty